As filed with the Securities and Exchange Commission on July 11, 2023

Registration Statement No. 333-273073

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OCEANPAL INC.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
OceanPal Inc. c/o Steamship Shipbroking Enterprises Inc. Pendelis 26, 175 64 Palaio Faliro, Athens, Greece +30-210-9485-360 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Attention: Edward S. Horton, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (telephone number) (212) 480-8421 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

OceanPal Inc. (the “Company”) is filing this pre-effective Amendment No.1 (the “Amendment”) to its registration statement (the “Registration Statement”) on Form F-3 (File No. 333-273073) as an exhibits-only filing for the purpose of filing Exhibits 4.9 and 4.10. Accordingly, this Amendment consists solely of the cover page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 9. Exhibits.

See the Exhibit Index on the page immediately following the signature pages on this Form F-3/A, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, Greece on July 11, 2023.

OCEANPAL INC.

By:	/s/ Robert Perri
Name:	Robert Perri
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward S. Horton and Jenny Elberg, or any of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on July 11, 2023 in the capacities indicated.

Signature	Title

/s/ Semiramis Paliou	Chairman and Director
Semiramis Paliou

/s/ Eleftherios Papatrifon	Director
Eleftherios Papatrifon

/s/ Ioannis Zafirakis	Director
Ioannis Zafirakis

/s/ Robert Perri	Chief Executive Officer (Principal Executive Officer)
Robert Perri

/s/ Vasiliki Plousaki	Chief Financial Officer (Principal Financial and Accounting Officer)
Vasiliki Plousaki

/s/ Styliani Alexandra Sougioultzoglou	Director
Styliani Alexandra Sougioultzoglou

/s/ Grigorios-Filippos Psaltis	Director
Grigorios-Filippos Psaltis

/s/ Nikolaos Veraros	Director
Nikolaos Veraros

/s/ Alexios Chrysochoidis	Director
Alexios Chrysochoidis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of OceanPal Inc., has signed this registration statement in City of Newark, State of Delaware, on the 11th day of July 2023.

PUGLISI & ASSOCIATES
(Authorized Representative)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX
Exhibit Number	Description

1.1	Form of Underwriting Agreement (for equity securities)*
1.2	Form of Underwriting Agreement (for debt securities)*
4.1	Form of Common Stock Certificate (1)
4.2	Certificate of Designations of the Series A Participating Preferred Stock of the Company (1)
4.3	Stockholders Rights Agreement between OceanPal Inc. and Computershare Trust Company, N.A. (1)
4.4	Statement of Designations of the Series B Preferred Stock of the Company (1)
4.5	Statement of Designations of the 8.0% Series C Preferred Stock of the Company (1)
4.6	Statement of Designations of the 7.0% Series D Preferred Stock of the Company (2)
4.7	Statement of Designations of the Series E Preferred Stock of the Company (3)
4.8	Form of Preferred Stock Certificate*
4.9	Form of Senior Debt Security Indenture
4.10	Form of Subordinated Debt Security Indenture
4.11	Form of Warrant Agreement*
4.12	Form of Purchase Contract*
4.13	Form of Rights Agreement*
4.14	Form of Unit Agreement*
5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to OceanPal Inc.***
8.1	Opinion of Seward & Kissel LLP with respect to certain U.S. tax matters***
23.1	Consent of Independent Registered Public Accounting Firm (Ernst & Young (Hellas) Certified Auditors Accountants S.A.)***
23.2	Consent of Independent Registered Public Accounting Firm (Ernst & Young (Hellas) Certified Auditors Accountants S.A.)***
23.3	Consent of Seward & Kissel (included in Exhibit 5.1 and Exhibit 8.1)***
24.1	Power of Attorney (included in the signature page hereto)
25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)**
25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture)**
107	Filing Fee Table***
______________

*To be filed either as an amendment to this registration statement or as an exhibit to a report of the Registrant filed pursuant to the Exchange Act and incorporated by reference into this registration Statement.

**To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

*** Previously filed.

(1) Filed as an exhibit on Form 20-FR12B/A on November 2, 2021, and incorporated by reference herein.

(2) Filed as an exhibit on Form F-1 filed on September 30, 2022, and incorporated by reference herein.

(3) Filed as an exhibit to the Company's annual report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 30, 2023.